EXHIBIT 5.1

The Board of Directors
BankUnited Financial Corporation
255 Alhambra Circle
Coral Gables, Florida  33134

               Re:           BankUnited Financial Corporation
                             Registration Statement on Form S-3
                             File No. 333-28677

Ladies and Gentlemen:

               We have acted as counsel to BankUnited Financial Corporation, a Florida corporation (the "Company") and Depositor of BankUnited Capital III, a Delaware statutory business trust (the "Trust"), in connection with the preparation of a Registration Statement on Form S-3, Registration File No. 333-28677, including all amendments thereto, (the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission relating to (i) the proposed issuance by the Trust of $90,000,000 ($103,500,000 if the underwriters' over-allotment option is exercised) aggregate Liquidation Amount of the Trust's ___% Cumulative Trust Preferred Securities due March 31, 2028 (the "Preferred Securities") registered under the Securities Act of 1933, as amended (the "Securities Act"); (ii) the proposed issuance by the Company to the Trust of $93,600,000 ($107,640,000 if the underwriters' over-allotment option is exercised) aggregate principal amount of the Company's ___% Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") registered under the Securities Act; and (iii) the Company's guarantee (the "Guarantee"), which guarantees the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, registered under the Securities Act. The Preferred Securities are issuable under an Amended and Restated Trust Agreement to be dated as of March __, 1998 (the "Trust Agreement") between the Company, as Depositor, The Bank of New York (Delaware), as Delaware Trustee, the Bank of New York, as Property Trustee, and the Administrative Agents named therein; the Junior Subordinated Debentures are issuable under an Indenture to be dated as of March __, 1998, (the "Indenture") between the Company and The Bank of New York as Trustee; and the Guarantee is issuable under the Guarantee Agreement to be dated as of March __, 1998 (the "Guarantee Agreement") between the Company and The Bank of New York, as Guarantee Trustee.

               In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust filed by the Trust with the Secretary of State of the State of the State of Delaware on June 6, 1997; (ii) the form of the Trust Agreement;
(iii) the form of the Preferred Securities; (iv) the form of the Guarantee Agreement; (v) the form of the Junior Subordinated Debentures; (vi) the form of the Indenture, in each case in the form filed as an exhibit to the Registration Statement; and (vii) the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and


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The Board of Directors
BankUnited Financial Corporation
Coral Gables, Florida  33134
March 6, 1998

Page 2

records and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.

               In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company and the Trust, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. In addition, we have assumed that the Trust Agreement, the Preferred Securities, the Guarantee, the Junior Subordinated Debentures and the Indenture, when executed, will be executed in substantially the form reviewed by us. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and the Trust and of public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement, the Indenture and the Guarantee Agreement, as applicable.

               Based on the foregoing, we are of the opinion that:

               (1) The Junior Subordinated Debentures have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in the Indenture and delivered and paid for in the manner described in the Registration Statement, the Junior Subordinated Debentures will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

               (2) The Guarantee has been duly authorized by all requisite corporate action and, when duly executed as specified in the Guarantee Agreement and delivered in the manner described in the Registration Statement, the Guarantee will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms.

               The opinions set forth above are subject to the following qualification and exceptions:

               The enforceability of the operative documents, or any provision thereof may be limited by and/or subject to bankruptcy (including, without limitation, executory contracts provisions), insolvency, reorganization, receivership, moratorium, fraudulent transfer or conveyance, or other laws affecting the rights and remedies of creditors generally, or similar federal or state laws, by general equity principles, by rules of law governing specific performance, appointment of receivers, injunctive relief and other


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The Board of Directors
BankUnited Financial Corporation
Coral Gables, Florida  33134
March 6, 1998

Page 3

equitable remedies, and by certain other limitations which may be imposed upon the availability of certain remedies or the exercise of certain rights including, without limitation, commercial reasonableness or conscionability, reasonable notice of disposition, specific performance or enforcement, limitation on sale or encumbrance provisions, waivers or eliminations of rights such as statutory rights of redemption, or of jury trial, separation or aggregation of property at foreclosure or enforced sale, application of sale or judgment proceeds, and multiplicity and inconsistency of remedies.

               This opinion is rendered only with respect to the laws of the State of Florida, the State of New York and of the United States of America (the "Applicable Laws"). With respect to matters of Delaware law, we are relying upon the opinion of Richards, Layton & Finger, P.A. Wilmington, Delaware, special counsel to the Company and the Trust.

               The opinions expressed above concern only the effect of laws as now in effect and are rendered as of the date hereof. We undertake no, and hereby disclaim any, obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of this letter.

               We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Validity of Securities" contained in the Prospectus included therein.

Date:          March 6, 1998

                                 Very truly yours,

                                 STUZIN AND CAMNER,
                                      PROFESSIONAL ASSOCIATION

                                 /s/ Stuzin and Camner, Professional Association